Exhibit 99.1

Company Press Release dated August 20, 2018

NEWS RELEASE Farmers & Merchants Bancorp, Inc. 307 N. Defiance Street Archbold, Ohio 43502	AUGUST 20, 2018

Farmers & Merchants Bancorp, Inc. Contact:

Marty Filogamo

Senior Vice President – Marketing Manager

Farmers & Merchants Bancorp, Inc.

(419) 445-3501 ext. 15435

mfilogamo@fm.bank

Limberlost Bancshares, Inc. Contact:

Andrew J. Briggs Chairman Limberlost Bancshares, Inc. (260) 368-7288 ABriggs@bankofgeneva.com

For Release: Immediately

FARMERS & MERCHANTS BANCORP, INC. AGREES TO ACQUIRE

LIMBERLOST BANCSHARES, INC.

ARCHBOLD, Ohio (BUSINESS WIRE) Farmers & Merchants Bancorp, Inc. (“F&M”) (Nasdaq-Capital Market: FMAO), the holding company for Farmers & Merchants State Bank, announced today that they have signed a definitive merger agreement whereby F&M will acquire Limberlost Bancshares, Inc. (“Limberlost”), Geneva, Indiana, the holding company for Bank of Geneva, in a combination stock and cash transaction. Bank of Geneva operates six full-service offices in northeast Indiana and has approximately $287 million in assets, $257 million in loans, $212 million in deposits and $30.6 million in consolidated equity as of June 30, 2018. Limberlost is taxed as an S-Corporation.

Subject to the terms of the merger agreement, which has been approved by the Board of Directors of each company, Limberlost shareholders will receive 1,830 shares of F&M common stock for each outstanding share of Limberlost common stock plus $8,465 in cash. Limberlost currently has 1,000 shares of common stock outstanding. Based on the F&M closing share price as of August 17, 2018, the transaction is valued at approximately $88.765 million in aggregate.

The transaction will significantly increase F&M’s presence in northeast Indiana. Bank of Geneva operates offices in the Indiana communities of Geneva, Berne, Monroe, Monroeville, Portland and Decatur. F&M has 21 offices in Ohio and 4 offices in Indiana.

Paul Siebenmorgen, President and CEO of F&M, stated “F&M is pleased to combine our two strong institutions, which have a shared vision and shared values. This is an excellent opportunity for the Bank of Geneva to become part of a larger community banking organization that will allow us to offer customers in the communities served a wider range of financial services while still preserving the convenience of local decision makers throughout our office network.”

Following the merger, Andrew Briggs, Chairman of Limberlost, will be appointed to the board of directors of F&M and Farmers & Merchants State Bank. In addition, Phil Lucas, currently Executive Vice President of Bank of Geneva, will join Farmers & Merchants State Bank as Senior Vice President.

Andrew Briggs stated, “We are very excited to be joining forces with another community bank who is larger than the Bank of Geneva. We share the same commitment to our customers and the communities that we serve. A great benefit to our customers is that decisions remain at the local level and they will benefit from a wider range of products and services. We believe that our success has been based on our customers’ trust in us and the great employees that we have had the pleasure of working with over the last 125 years.”

Excluding one-time transaction costs, F&M expects the transaction to be approximately 12.8% and 15.5% accretive to first and second-year fully diluted earnings per share, respectively. Tangible book value per share will be diluted approximately 6.1% at closing including the impact of an estimated $5.5 million of combined pre-tax transaction costs. The tangible book value dilution is expected to be recovered in less than three years using the crossover method.

When the transaction is completed, F&M will maintain consolidated assets of approximately $1.5 billion. Subject to customary regulatory approvals, Limberlost shareholder approval and other conditions set forth in the definitive merger agreement, the transaction is anticipated to close in the fourth quarter of 2018 or first quarter of 2019.

F&M is being advised by ProBank Austin and Shumaker, Loop & Kendrick, LLP. Limberlost is being advised by Renninger & Associates, LLC and SmithAmundsen LLC.

Important Information for Investors and Shareholders:

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities of F&M. F&M will file a registration statement on Form S-4 and other documents regarding the proposed business combination transaction referenced in this press release with the Securities and Exchange Commission (“SEC”) to register the shares of F&M’s common stock to be issued to the shareholders of Limberlost. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of Limberlost in advance of a special meeting of Limberlost shareholders that will be held to consider the proposed merger. Investors and Limberlost shareholders are urged to read the proxy statement/prospectus and any other relevant documents to be filed with the SEC in connection with the proposed transaction because they will contain important information about F&M, Limberlost and the proposed transaction. Investors and shareholders may obtain a free copy of these documents (when available) through the website maintained by the SEC at www.sec.gov. These documents may also be obtained, without charge, by directing a request to Farmers & Merchants Bancorp, Inc., 307 N. Defiance Street, Archbold, Ohio 43502: Attention Investor Relations.

Limberlost and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Limberlost in connection with the proposed merger. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph, when it becomes available.

About Farmers & Merchants Bancorp, Inc.:

Farmers & Merchants Bancorp, Inc., Archbold, Ohio, is the holding company of Farmers & Merchants State Bank (the “Bank”), which was established in 1897. The Bank serves the financial needs of individuals, farmers, businesses, and industries by offering traditional banking products, as well as online, mobile and telephone banking products. F&M’s common shares are traded on the NASDAQ Capital Market exchange under the symbol “FMAO.” Additional information on F&M may be found on its website: www.fm.bank.com.

About Limberlost Bancshares, Inc.:

Limberlost Bancshares, Inc., Geneva, Indiana, is the holding company of Bank of Geneva, which was established in 1892. Additional information about Limberlost and Bank of Geneva may be found on its website: www.bankofgeneva.com.

Safe Harbor Statement:

Statements made in this news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties including, but not limited to, the successful completion and integration of the transaction contemplated in this release, which includes the retention of the acquired customer relationships, adverse changes in economic conditions, the impact of competitive products and pricing and the other risks set forth in the F&M’s filings with the SEC. As a result, actual results may differ materially from the forward-looking statements in this news release.

F&M encourages readers of this news release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. F&M undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events, except as required by applicable legal requirements. Copies of documents filed with the SEC are available free of charge at the SEC’s website at http://www.sec.gov and/or from F&M’s website.